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                                                                    Exhibit 10.4

                               PURCHASE AGREEMENT

         This Purchase Agreement is made this 1st day of June, 1997 (this "Agreement") by and among PROM MANAGEMENT GROUP, INC., a California corporation doing business as Maxim Property Management, and PROM X, INC., a California corporation doing business as The Corporate Living Network (collectively referred to herein as "Seller") and EXECUSTAY, INC., a Maryland corporation ("Purchaser");

                               W I T N E S S E T H

         WHEREAS, Seller is, among other activities, engaged in the business of providing corporate housing in units located at certain properties in the Northern California area;

         WHEREAS, Purchaser desires to purchase, and Seller desires to sell, an exclusive right (the "Exclusivity") to lease units in certain properties managed by the Seller described in Schedule 1.1 hereto, a list of Seller's customers in connection with this business (the "Customer List") and all of Seller's interest in the rental contracts and other documents described in Schedule 1.2 hereto (the "Assumed Contracts") upon the terms and conditions hereinafter set forth (the Exclusivity, Customer List and Assumed Contracts being hereafter collectively referred to as the "Business"); and

         WHEREAS, as a condition to purchasing the Business, Purchaser has requested that the Seller execute a Non-Competition Agreement in the form attached hereto as Exhibit 7.4 (the "Non-Competition Agreement"), and the Seller has agreed to do so;

         NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. SALE AND PURCHASE OF BUSINESS. Upon the terms and conditions of this Agreement, Seller shall deliver, transfer and convey to Purchaser, and Purchaser shall purchase and pay for, the Business and the Non-Competition Agreement. The Business is being sold "as is" with all faults and conditions and no representations and warranties, express or implied, except as set forth in this Agreement.

                  1.1 EXCLUSIVITY. Seller shall, subject to the conditions set forth in this Section 1.1, grant to Purchaser the exclusive right commencing June 1, 1997 and
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ending May 31, 2000 (the "Exclusivity Period") to rent corporate housing units at the properties described on Schedule 1.1; provided, however, that Corporate Apartment Rentals (a corporate housing provider unaffiliated with the Seller) may rent as corporate housing during the Exclusivity Period no more than thirty
(30) units at Park Place.

                  To maintain its right of exclusivity with respect to a property, Purchaser shall comply with the following conditions:

                  A. Subject to the next sentence, Purchaser shall, from and after the time Seller has made available to Purchaser sufficient units at a property (but only at such times as sufficient units are available at a property), rent a minimum number of units at such property, which number is set forth in Schedule 1.1 with respect to each property. In order to maintain its exclusive rights with respect to a property, Purchaser shall rent at least the minimum number of units at such property for at least nine months in each of the following twelve-month periods: June 1, 1997 - May 31, 1998; June 1, 1998 - May 31, 1999;
                           June 1, 1999 - May 31, 2000. (If a sufficient number of units are not available to Purchaser at a property in any month to enable Purchaser to rent the minimum number of units required at that property, but Purchaser shall have rented the units available to it, Purchaser shall be deemed to have rented the minimum number of units at that property for that month.) Purchaser shall use reasonable efforts to stagger lease commitments with respect to the corporate units on each property. Seller shall use reasonable efforts to make available to Purchaser a mix of unit types (e.g., one bedroom, two bedroom, three bedroom) on each property to enable Purchaser to conduct its corporate housing business on each property.

                  B. Purchaser shall not rent more units at such property than the maximum number set forth in Schedule 1.1, unless Seller in its sole and absolute discretion agrees on a case-by-case basis that Purchaser may rent a greater number of units at such property.

                  C. All leases entered into by Purchaser with respect to the units at such property shall have a minimum term of six months, unless Seller shall in its sole and absolute discretion on a case-by-case basis consent to shorter-term leases.

                  D. Purchaser shall make timely payments of rent and other charges. The rental rate for each unit shall be the market rate in effect at

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                           the time for units on the property, without
                           deductions for concessions, specials, etc., unless such concessions, specials and the like are in effect for units on the property for four months or longer; provided, however, that concessions, specials, etc. that are in effect during an initial lease-up phase with respect to a property shall not be deducted even if they run for a period of four months or more. Purchaser shall pay any late charges, lock-out charges and other similar charges as set forth in the applicable lease agreement.

                  E. Purchaser and Purchaser's vendors shall maintain the insurance required by Seller, as set forth in the insurance addendum to Schedule 1.1.

                  F. Purchaser shall sign the form of lease agreement in effect for Seller's units on the property. Purchaser must sign standard lease agreements, addendums and any other documents in connection with leasing the units in effect at each property. A copy of the current standard form is attached as Exhibit C. Seller may amend, change or replace such lease form in its sole and absolute discretion at any time but not to reduce the ability for the Purchaser to provide corporate apartments. Each such lease must be signed at the property office and a key will be delivered at that time. Any material breach of any such lease agreement(s) at a property which is not timely cured shall result in loss of exclusivity for Purchaser at that property.

                  G. Purchaser shall conduct its business at the properties at a quality-of-performance service level customary in the industry (e.g., Purchaser's employees shall interact with Seller's employees in a professional and courteous manner). Purchaser shall abide by all the rules and regulations in effect on the properties. Seller shall notify Purchaser in writing of noncompliance with quality of service standards, and Purchaser shall cure such noncompliance within thirty (30) days of receipt of such notice.

                  Upon Seller's reasonable request therefor, Purchaser shall provide documentation of compliance with the conditions set forth above.

                  So long as Purchaser complies with the above conditions with respect to a property, Seller shall not rent units at such property (other than at Park Place, as noted above) to any corporate housing provider other than Purchaser and shall refer to Purchaser all requests to rent such units. In the event Purchaser fails to comply with the above conditions with respect to a property, Purchaser shall no longer have

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the right of exclusivity for such property; provided, however, that, so long as
Purchaser does not lose exclusivity for failure to comply with condition D. or
G. above or for failure to maintain the insurance it must maintain, Purchaser shall continue to have the right to rent units at such property and all terms and provisions of this Agreement except those pertaining to exclusivity shall remain operative with respect to such property; and provided further, that Purchaser shall continue to have the right of exclusivity for all other properties with respect to which Purchaser is in compliance.

                  Seller shall develop and implement a policy regarding Purchaser's right of exclusivity and shall use reasonable efforts to oversee compliance by Seller's employees with such policy. If Purchaser notifies Seller in writing of a violation of Seller's exclusivity policy, Seller shall notify in writing the leasing agent responsible for the violation of non-compliance with Seller's policy.

                  IF RECURRING VIOLATIONS (DEFINED BELOW) OF THE EXCLUSIVITY POLICY OCCUR, PURCHASER AND SELLER AGREE THAT PURCHASER SHALL, AS ITS SOLE AND EXCLUSIVE REMEDY, BE ENTITLED TO DAMAGES EQUAL TO $250.00 PER MONTH PER LEASE DURING THE TERM OF THE LEASE OR LEASES ENTERED INTO BY CORPORATE HOUSING PROVIDERS OR TENANTS IN VIOLATION OF THE EXCLUSIVITY POLICY. "RECURRING VIOLATIONS" MEANS A SECOND VIOLATION IN ANY CALENDAR YEAR WITH RESPECT TO ANY PROPERTY DESCRIBED IN SCHEDULE 1.1, OCCURRING AFTER SELLER HAS RECEIVED WRITTEN NOTICE FROM PURCHASER OF THE FIRST VIOLATION.

                  Seller shall, during the Exclusivity Period, refer all requests for corporate rentals (e.g., renting of furniture plus one amenity) or rentals of furniture only units for less than six months to Purchaser, for no referral fees. Such referrals shall be provided so long as Purchaser has not lost its exclusivity due to quality of performance issues (professionalism, timely service, timely payment and so on.) For all referrals after the Exclusivity Period, Purchaser shall pay Seller the market rate referral fees.

                  So long as Purchaser provides a letter of responsibility acceptable to Seller in its sole and absolute discretion and Seller is satisfied that Purchaser has the financial ability to perform its obligations under a lease, Seller shall waive the security deposit for each lease entered into by Purchaser; provided, however, that if Purchaser fails to make timely payment of rents and charges, Seller may require Purchaser to provide security deposits. Notwithstanding the preceding sentence, Purchaser must abide by all property policies regarding "holding" apartments, which include at present a security deposit for a forty-eight hour hold; Purchaser

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acknowledges that such policies are subject to change at any time in Seller's sole and absolute discretion.

                  Seller's on-site staff shall not be involved in Purchaser's rental of the corporate units described in Schedule 1.1, except as follows:

                  -        the preparation of the lease and related materials

                  - provision of property tours upon eight-hours prior notice (Purchaser shall endeavor to give such notice by facsimile)

                  - delivery to Purchaser's occupants of Purchaser's move-in materials

                  - allowing entry to Purchaser's vendors as reasonably needed

                  Purchaser agrees to indemnify Seller against any Damages (as defined in paragraph 12.2 hereof) incurred by Seller as a result of Seller's on-site staff allowing entry to Purchaser's vendors.

                  Purchaser and Purchaser's occupants must sign all disclosure statements required by Seller. Seller may amend, change or replace such disclosure statements in its sole and absolute discretion at any time. Purchaser shall be responsible for obtaining signatures on disclosure statements for each occupant of Purchaser. The current disclosure statement for Mansion Grove is attached as Exhibit D.

                  Purchaser shall provide to Seller a resident profile for each of Purchaser's occupants prior to occupancy.

                  Purchaser shall, if required by law, change the locks for each new occupant of space leased by Purchaser. Purchaser agrees to provide Seller with copies of new keys when locks are changed. Purchaser agrees to indemnify Seller against any Damages incurred by Seller as a result of failure to change a lock for a new occupant, whether required by law or not.

                  1.2 SALE OF PROPERTIES BY SELLER. Purchaser and Seller acknowledge and agree that, in the event Seller transfers properties containing more than fifty percent (50%) of the units listed on Schedule 1.1 hereto (for purposes of this paragraph 1.2, the "Units") which Purchaser has the exclusive right to rent as corporate housing, Purchaser shall be so deprived of property-driven customer contacts representing the underlying goodwill of the Business that the value of the Business being purchased by Purchaser will be significantly affected. Purchaser and Seller therefore agree that if, prior to June 1, 1999, Seller sells at one time or from

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time to time properties that, on a cumulative basis, contain more than fifty percent (50%) of the Units which Purchaser has the exclusive right to rent as corporate housing (the "Sale Threshold"), Seller shall immediately refund to Purchaser an amount equal to the product of (a) a fraction of the Purchase Price set forth in Section 3.2 (the "Purchase Price") the numerator of which is the number of days remaining from and after the date of the sale which results in the Sale Threshold being met until June 1, 1999 and the denominator of which is 730 multiplied by (b) the percentage of Units sold.

                  1.3 ADVERTISING RIGHTS. As part of Seller's For Rent Magazine or Renter's Digest property advertising, or any similar property periodical, which contains a "by line" advertising The Corporate Living Network, said "by line" shall, during the period of exclusivity provided for in Section 1.1, read:
"Ask about ExecuStay's fully furnished corporate accessorized apartments, call:
1-800-______"). The telephone number used shall be either the local Northern California number or the 800 number acquired by Purchaser pursuant to Section
1.3 of this Agreement. Seller will provide such "by line" advertising for a property so long as such advertising results in no additional cost to Seller and Purchaser has retained its exclusive rights with respect to such property. If additional costs arise, Purchaser may elect to pay such additional costs and in that event, Seller shall maintain the "by line" advertising. Any additional advertising by Purchaser concerning corporate housing or otherwise, including without limitation, specific advertisements of corporate housing and yellow pages advertisements for corporate housing shall be the responsibility of Purchaser. During the Exclusivity Period, Purchaser shall have the right to display reasonable items (e.g., displays stating "Corporate Housing Available") and materials at the rental office on the properties at which the corporate units described in Schedule 1.1 are located and with respect to which Purchaser has maintained its exclusivity, subject to Seller's prior written approval of such materials, which approval shall not unreasonably be withheld.

                  1.4 TELEPHONE NUMBERS. Purchaser shall have the right in perpetuity to use the 800 telephone number and telephone numbers relating to the Northern California offices of The Corporate Living Network and, to the extent assignable, such numbers will be assigned to Purchaser. The costs of transferring these numbers and any costs of operating these numbers shall be borne by Purchaser.

                  1.5 UNDERSTANDINGS OF THE PARTIES WITH RESPECT TO THE BUSINESS. It is understood that Alderwood, Park Central, Hilltop and Timberleaf are syndicated properties and that Kensington and Orchard Glen are joint ventured properties. In the event that events beyond the control of Seller make it impossible for Seller to grant the exclusivity described in Section 1.1 for these properties, Seller shall allow exclusivity, upon the conditions set forth in Section 1.1, for a replacement number of units ("Replacement Units") in locations comparable to or better than said

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properties. Replacement Units at a property shall not increase the minimum number of units which Purchaser must rent at said property in order to maintain the exclusivity described in Section 1.1.

                  It is understood that Trellis Square, Canyon Woods and Bay Landing are properties that are fee managed by Prom Management Group, Inc. All existing leases at these properties shall be assigned to Purchaser pursuant to terms to be agreed upon by Purchaser and the property owner; however, it is understood and agreed that Seller can give no assurance to Purchaser regarding the conduct of business on these properties in the future.

                  In the event that Seller sells during the Exclusivity Period any of the properties indicated in Schedule 1.1 as subject to Purchaser's right of exclusivity and Seller is thereafter unable to grant (or cause the transferee thereof to grant) the exclusivity for these properties required by Section 1.1, Seller shall allow exclusivity, upon the conditions set forth in Section 1.1, for Replacement Units in locations comparable to or better than said properties; provided, however, that Replacement Units at a property shall not increase the minimum number of units which Purchaser must rent at said property in order to maintain the exclusivity described in Section 1.1; and provided further, that if Seller sells properties on which more than fifty percent (50%) of the units as to which Purchaser has a right of exclusivity are located, Purchaser shall have the rights set forth in Section 1.2.

                  IF SELLER IS UNABLE TO PROVIDE REPLACEMENT UNITS, PURCHASER AND SELLER AGREE THAT ANY LOSSES SUFFERED BY PURCHASER WOULD BE DIFFICULT OR IMPOSSIBLE TO CALCULATE, AND PURCHASER AND SELLER THEREFORE AGREE THAT SELLER SHALL PAY TO PURCHASER AS LIQUIDATED DAMAGES AND NOT AS A PENALTY $2,500.00 PER TRANSFERRED UNIT NOT REPLACED WITH A REPLACEMENT UNIT.

                  It is understood that Seller currently has some leases to third-party corporate housing providers at the properties set forth on Schedule
1.1. Purchaser and Seller agree that such leases shall not be included in the Assumed Contracts and shall not be assigned to Purchaser. Seller shall use reasonable efforts to terminate the leases to third-party corporate housing providers (except for Corporate Apartment Rentals) upon expiration of such leases and shall allow extensions of such leases only to accommodate existing occupants at the units covered by such leases.

                  It is understood that the rental contract between Seller and Cort shall be included in the Assumed Contracts and that the term of the Cort contract shall expire no later than December 31, 1997. Purchaser shall, prior to January 1, 1998,

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continue to use Cort as a supplier of furniture as long as Cort's service, quality and price meet Purchaser's standards. If Purchaser determines that Cort does not meet Purchaser's standards, Purchaser shall provide reasonable evidence of such failure to Seller. Prior to January 1, 1998, Purchaser shall not knowingly negatively affect Cort's provision of complimentary furniture to Seller. Purchaser reserves the right in its sole and absolute discretion to supply its own housewares (including electronics) or to contract independently for such housewares.

                  It is understood that Seller currently operates a limited-scale corporate housing program in Arizona and the Pacific Northwest. Purchaser agrees that The Corporate Living Network name and trademark may continue to be used by Seller outside of northern California.

                  It is understood that the sale of the Business to Purchaser pursuant to this Agreement does not involve the sale of real property.

                  1.6 ASSIGNMENT OF SERVICE CONTRACTS. With respect to the Assumed Contracts, Seller shall, on the Closing Date set forth in Section 4 of this Agreement (the "Closing Date"), or as soon thereafter as practicable, assign to Purchaser all of the related, underlying contracts for the rental of apartments, furniture, and housewares and all of the unrelated underlying contracts for the provision of electric usage, cable television service, water, sewer, telephone service and so on (all such contracts are referred to hereinafter the "Service Contracts"). Upon such assignment, Purchaser shall (a) be entitled to all of Seller's rights (including the right to the return of all security deposits, if any, paid by Seller), (b) assume all of Seller's obligations, and (c) make all further payments due under the terms of the Service Contracts, as though the named party to each Service Contract.

                  1.7 NON-ASSIGNABLE SERVICE CONTRACTS. The parties hereto recognize that it may be impossible or impractical for Seller to assign all of the Service Contracts. A Service Contract that is impossible or impractical to assign shall be referred to hereafter as a "Non-assignable Service Contract". Seller agrees that Non-assignable Service Contracts shall not be extended beyond their initial expiration dates. With respect to each Non-assignable Service Contract, the following shall apply as of the Closing Date and thereafter: (a) Seller shall assign its economic rights and obligations with respect to such Contracts; (b) Seller shall remain legally obligated under the terms of such Contracts; (c) Purchaser shall be entitled to all of Seller's rights (including the right to the return of security deposits, if any, paid by Seller), and shall assume all of Seller's financial obligations and make all further payments due by Seller under the terms of the Non-Assignable Service Contracts which accrue on or after the Closing Date; and (d) Purchaser shall indemnify and hold Seller harmless for any claim made against Seller due to the non-payment or non-performance by Purchaser of any financial or other obligation assumed by Purchaser hereunder with respect to each such Non-assignable Service Contract.

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Seller shall remain liable for and shall indemnify and hold Purchaser harmless for any claim made against Purchaser with respect to the non-performance or non-payment of any financial or other obligation of Seller with respect to a Non-assignable Service Contract which accrued prior to the Closing Date.

                  1.8 PRORATIONS. Amounts due or payable or prepaid on Service Contracts, Non-assignable Service Contracts and all other Assumed Contracts, all as and when actually collected (whether such collection occurs prior to or after the Closing Date), and expenses normal to the operation and maintenance of Prom X, Inc. (together with commissions and bonuses to Prom X Inc. and property personnel) shall be prorated as of the close of business, May 31, 1997, based on a 365 day year. Seller is not selling to Purchaser and Purchaser is not purchasing any of Seller's accounts receivable for amounts due to Seller prior to the Closing Date. Purchaser shall receive a credit in the amount of security deposits received by Seller with regard to Assumed Contracts. Said security deposits are set forth in Exhibit 1.8. Purchaser shall reimburse Seller for the security deposits paid by Seller set forth in Exhibit 1.8. Any delinquent rents collected after the Closing Date shall be promptly paid to Seller, and Purchaser shall use reasonable efforts to collect such delinquent rents.

         2. ASSUMPTION OF LIABILITIES. Purchaser shall assume the obligations and liabilities of Seller with respect to the Business that arise on or after the Closing Date (the "Assumed Liabilities"), including obligations relating to security deposits that Seller has received with regard to Assumed Contracts that must be refunded to the makers of such security deposits. Purchaser shall not assume, and Seller shall remain liable for, all of Seller's obligations and liabilities with respect to the Business which have arisen prior to the Closing Date, nor shall Purchaser be responsible for any expenses incurred by Seller in the conduct of the Business prior to the Closing Date (the "Retained Liabilities").

         3. DEPOSIT UPON EXECUTION OF AGREEMENT; PAYMENT OF PURCHASE PRICE; PAYMENTS FOLLOWING CLOSING.

                  3.1 DEPOSIT OF $100,000.00. Upon execution of this Agreement, Purchaser shall deposit in an interest-bearing account in favor of Seller the sum of $100,000.00 (the "Deposit"). The Deposit and interest accrued thereon shall be credited to the Purchase Price at the Closing described in Section 4 of this Agreement (the "Closing"). In the event this Agreement terminates prior to Closing, the Deposit and interest thereon shall be returned to Purchaser.

                  3.2 PAYMENT OF PURCHASE PRICE. The Purchase Price for the Business being sold to Purchaser and the Non-Competition Agreement is One Million Eight Hundred Ninety Thousand Dollars ($1,890,000.00). The Purchase Price shall be paid in the following manner:

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                  (a) The Deposit and interest accrued thereon shall be paid from the account described in Section 3.1 to Seller.

                  (b) The remainder of the Purchase Price shall be paid by Purchaser to Seller at Closing by wire transfer.

                  3.3 PAYMENTS FOLLOWING CLOSING. Following the Closing, Purchaser and Seller shall each make payments to the other in accordance with the prorations described in Paragraph 1.8 above and all other relevant provisions of this Agreement. In order to take account of such required payments, the Purchaser and Seller agree to perform the following: (i) an interim accounting of all payments required (an "Interim Accounting") within thirty (30) days of the Closing Date and (ii) a final accounting of all payments required (a "Final Accounting") within sixty (60) days of the Closing Date.

                  (a) To the extent that the Interim Accounting indicates that payments are required from Purchaser, Purchaser shall, within fifteen
         (15) days thereafter, pay to Seller such required payments. To the extent that the Interim Accounting indicates that payments are required from Seller, Seller shall, within fifteen (15) days thereafter, pay to the Purchaser such required payments.

                  (b) To the extent that the Final Accounting indicates that payments are required from Purchaser, Purchaser shall, within fifteen
         (15) days thereafter, pay to Seller such required payments. To the extent that the Final Accounting indicates that payments are required from Seller, Seller shall, within fifteen (15) days thereafter, pay to the Purchaser such required payments.

                  In the event and to the extent that Purchaser or Seller becomes aware following the Final Accounting of additional payments that need to be made, such party shall promptly notify the other of such payments, and Purchaser and Seller agree that any amount needing to be paid from one to the other shall be promptly paid by the responsible party to the other.

         4.       CLOSING DATE; CLOSING; DELIVERIES.

                  (a) The sale and purchase of the Business and Non-Competition Agreement shall occur on June 1, 1997, which is the Closing Date. Amounts due and payable on Assumed Contracts shall be prorated between Purchaser and Seller as of the close of business, May 31, 1997.

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                  (b) The documents to be transferred and the payments to be made in connection with the transactions contemplated by this Agreement, which is the Closing, shall be transferred and made at the offices of Morrison and Foerster, LLP in Palo Alto, California, or at such other location as may be agreed to by the parties, at 10:00 a.m. on June 2, 1997, or at such other time and date as shall be mutually agreed upon by the parties.

                  (c) At the Closing, Seller shall deliver to Purchaser the following:

                           (i) An executed Assignment and Assumption Agreement in the form attached hereto as Exhibit 4 ("Assignment and Assumption Agreement") assigning the Assumed Contracts to Purchaser;

                           (ii) The Non-Competition Agreement; and

                           (iii) Any consents required to properly assign the Assumed Contracts to Purchaser, to the extent obtainable.

                  (d) At the Closing, Purchaser shall deliver to Seller the Purchase Price to the extent required in Section 3 hereof and an executed Assignment and Assumption Agreement.

         5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. Seller represents and warrants, as follows:

                  5.1 AUTHORIZATION, NO CONFLICTS. The Seller has the power, capacity and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement and any related agreement by Seller have been duly and validly authorized by the Board of Directors of Seller and by all other necessary corporate action on the part of Seller. This Agreement and any related agreements constitute the legally valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. The execution, delivery and performance of this Agreement by Seller and the execution, delivery and performance of any related agreements and the consummation of the contemplated transactions by Seller will not violate or constitute a breach or default, whether upon lapse of time and/or the occurrence of any act or event or otherwise, under the Articles of Incorporation or By-Laws of Seller or any other contract, commitment or arrangement of Seller, or result in the imposition of any encumbrance against any of the Assumed Contracts or, to the best of Seller's knowledge, violate any applicable law.

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                  5.2 ASSUMED CONTRACTS.

                  (a) Schedule 1.2 contains an accurate and complete list of all the Assumed Contracts. To the best of Seller's knowledge, (i) each Assumed Contract is valid and in full force and effect; (ii) Seller has duly performed all of its obligations thereunder; and (iii) no breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by Seller, as the case may be, or, any other party or obligor with respect thereto, has occurred or as a result of this Agreement or consummation of the transactions contemplated by this Agreement will occur. Consummation of the transactions contemplated by this Agreement will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, Seller under any of such Assumed Contracts.

                  (b) With respect to any lease which is an Assumed Contract (a "Lease") and which is not a Non-assignable Service Contract, in addition to the representations set forth in Section 5.2(a), above, Seller represents itself to be the absolute owner of each such Lease with the absolute right and title to assign Lease and the rents, income and profits due or to become due thereunder, and all security deposits and prepaid rents held by Seller with respect thereto. To the best of Seller's knowledge, (i) all Leases are valid and in full force and have not been modified, amended or terminated, except as stated herein; (ii) there are no outstanding assignments or pledges by Seller thereof or of the rents, income and profits due or to become due thereunder; and (iii) each lessee is in possession and paying rent and other charges as required under its Lease.

                  5.3 TITLE TO ASSETS. Seller has, and will continue to have at the Closing Date, good and marketable title to all the Assumed Contracts; provided, however, that leases of units are subject to mortgages or deeds of trust on the properties at which the units are located. Except with respect to the Non-assignable Service Contracts, Seller has the right, power, and authority to sell, convey, assign, transfer and deliver the Assumed Contracts to Purchaser in accordance with the terms of this Agreement.

                  5.4 LEGAL MATTERS. There is no suit, action, arbitration, legal, administrative or other proceeding or governmental investigation instituted against or, to the best of Seller's knowledge, pending or threatened against Seller, its assets or liabilities which might have a material adverse effect on the Business, or which might affect or restrict Seller's ability to consummate the transactions contemplated hereby at Closing. There is no judgment, order, injunction, or award or decree of any court, governmental authority, or regulatory agency to which Seller is subject that will have a material adverse effect on the Business, and Seller has not received written notice that it is in violation of any Federal, State, or local law or regulation including, without limitation, those relating to labor, antitrust, civil rights or equal protection of the law which would have a material adverse effect on the Business.

                  5.5 BROKERS. No brokers, finders, or other persons (other than Seller or existing employees of Seller) have been engaged, or brokers' fees, finders' fees, or commissions been incurred, by Seller in connection with the transactions contemplated by this Agreement.

                  5.6 PERIOD PRECEDING EXECUTION OF AGREEMENT. Since April 30, 1997, to the date hereof, there has not been to the best of Seller's knowledge:

                  (a) any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting Seller or the Business;

                  (b) any pledge by Seller of the Assumed Contracts;

                  (c) any notice received by Seller that a corporate client is unable to pay rent where such failure would have a material and adverse effect on the Business.

                  5.7 SUPPLEMENTS TO SCHEDULES. From time to time after the date of this Agreement and prior to Closing, Seller shall promptly inform Purchaser in writing and supplement or amend any Schedules or Exhibits to this Agreement, if any matter arises which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any Schedule or Exhibit or if it becomes necessary to correct any information in such Schedule or Exhibit which has become inaccurate in any material respect.

                  5.8 REASONABLE EFFORTS. Seller from the date of this Agreement until the closing date will (i) use reasonable efforts to obtain any consent, authorization or approval of, or exemption by, any governmental authority or agency, or third party required to be obtained by it in connection with this Agreement or the taking of any action in connection with the consummation hereof, (ii) duly comply with all applicable laws as may required for the valid and effective sale and transfer of the Assumed Contracts and for the performance for all of the acts and all things contemplated by this Agreement and (iii) take all reasonable actions necessary and appropriate to preserve and protect the value of the Assumed Contracts.

                  5.9 NOTIFICATION. Prior to the Closing Date, Seller shall give prompt notice to Purchaser of (i) any event or alleged event which would constitute a default under this Agreement or which would cause any warranty or representation of Seller under this Agreement to be untrue or misleading, or
(ii) any notice or other communication from any third party alleging that the consent from any such third party is or may be required with respect to the transactions contemplated in this Agreement.

                  5.10 NO NEGOTIATIONS OUTSIDE AGREEMENT. Until this Agreement is terminated, if it is terminated, Seller will not discuss a possible merger, sale or other distribution of all or any part of the Business (a "Sale") with any other person or provide any information to any other person regarding Seller, other than (i) such information provided to its legal counsel, investment advisors, accountants and other representatives acting in a fiduciary capacity or (ii) information which is traditionally provided in the regular course of its business operations to third parties where Seller has no reason to believe that such information may be utilized to evaluate a possible Sale. Seller represents that Seller is not a party to or bound by any Agreement with respect to a Sale other than this Agreement.

                  5.11 LIMITATIONS REGARDING REPRESENTATIONS AND WARRANTIES. As used in this Agreement or in any other agreement, document, certificate or instrument delivered by Seller to Purchaser, the phrase "to the best of Seller's actual knowledge", "to the best of Seller's knowledge" or any similar phrase shall mean the actual, not constructive or imputed, knowledge of Vicki Mullins, who is the Executive Vice President and Chief Financial Officer of Prom Management Group, Inc., which is the property manager for the properties subject to this Agreement, without any obligation on her part to make any independent investigation of the matters being represented and warranted, or to make any inquiry of any other persons, or to search or examine any files, records, books, correspondence and the like. Purchaser agrees to inform Seller promptly in writing if it discovers that any representation or warranty of Seller is inaccurate in any material respect, or if it believes that Seller has failed to deliver to Purchaser any document or material which it is obligated to deliver hereunder. Seller agrees that all representations and warranties of Seller shall survive for six months following the Closing. If Purchaser has actual knowledge that any representation or warranty of Seller is not true and correct as of the Closing Date and elects to purchase the Business notwithstanding such fact, Purchaser shall be deemed to have waived such specific breach of representation and warranty and to have released Seller from all liability or responsibility in connection therewith, and neither Purchaser nor Purchaser's permitted assignees or successors shall be entitled to commence any action or to recover damages from Seller based upon such specific breach of a representation or warranty. If Purchaser has actual knowledge that any representation or warranty of Seller is not true and correct as of the Closing Date and elects not to purchase the Business, then this Agreement shall terminate, Purchaser shall, as its sole and exclusive remedy, receive back the Deposit and neither party shall have any further liability to the other except with respect to any such liability that expressly survives a termination of this Agreement.

         6. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF PURCHASER. Purchaser represents, warrants, and covenants as follows:

                  6.1 AUTHORITY; APPROVAL OF TRANSACTIONS. Purchaser has the power, capacity and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and any related agreement by Purchaser have been duly and validly authorized by the Board of Directors of Purchaser and by all other necessary corporate action on the part of Purchaser. This Agreement and any related agreements constitute the legally valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms. The execution, delivery and performance of this Agreement by Purchaser and the execution, delivery and performance of any related agreements and the consummation of the contemplated transactions by Purchaser will not violate or constitute a breach or default, whether upon lapse of time and/or the occurrence of any act or event or otherwise, under the Articles of Incorporation or By-Laws of Purchaser or any other contract, commitment or arrangement of Purchaser, or violate any law.

                  6.2 LEGAL MATTERS. There is no suit, action, arbitration, legal, administrative or other proceeding or governmental investigation pending or, to the best knowledge of Purchaser, threatened against or related to it which might adversely affect or restrict its ability to consummate the transactions contemplated hereby.

                  6.3 BROKERS. No brokers, finders, or other persons have been engaged, or brokers' fees, finders' fees, or commissions incurred, by Purchaser in connection with the transactions contemplated by this Agreement.

                  6.4 REASONABLE EFFORTS. Purchaser from the date of this Agreement until the Closing will (i) use reasonable efforts to obtain any consent, authorization or approval of, or exemption by, any governmental authority or agency, or third party required to be obtained by it in connection with this Agreement for the taking of any action in connection with the consummation hereof and (ii) duly comply with all applicable laws as may be required for the performance of all acts and all things contemplated by this Agreement.

                  6.5 LIMITATIONS REGARDING REPRESENTATIONS AND WARRANTIES. As used in this Agreement, or in any other agreement, document, certificate or instrument delivered by Purchaser to Seller, the phrase "to the best of Purchaser's actual knowledge", "to the best of Purchaser's knowledge" or any similar phrase shall mean the actual, not constructive or imputed, knowledge of Gary Abrahams, who is the President of the Purchaser, without any obligation on his part to make any independent investigation of the matters being represented and warranted, or to make any inquiry of any other persons, or to search or examine any files, records, books, correspondence and the like. Seller agrees to inform Purchaser promptly in writing if it discovers that any representation or warranty of Purchaser is inaccurate in any material respect, or it believes that Purchaser has failed to deliver to Seller any document or material which it is obligated to deliver hereunder. Purchaser agrees that all representations and warranties of Purchaser shall survive for six months following the Closing. If Seller has actual knowledge that any representation or warranty of Purchaser is not true and correct as of the Closing Date and shall elect to sell the Business notwithstanding such fact, Seller shall be deemed to have waived such specific breach of representation and warranty and to have released Purchaser from all liability or responsibility in connection therewith, and neither Seller nor Seller's permitted assignees or successors shall be entitled to commence any action or to recover damages from Purchaser based upon such specific breach of a representation or warranty. If Seller has actual knowledge that any representation or warranty of Purchaser is not true and correct as of the Closing Date and shall elect not to sell the Business, then this Agreement shall terminate, Purchaser shall receive back the Deposit and neither party shall have any further liability to the other except with respect to any such liability that expressly survives a termination of this Agreement.

         7. CONDITIONS TO PURCHASER'S OBLIGATIONS. Purchaser's obligations hereunder are subject to the fulfillment prior to or on Closing of each of the following conditions, the performance of any of which may be waived in writing by Purchaser.

                  7.1 REPRESENTATIONS AND WARRANTIES TRUE ON CLOSING. The representations and warranties of Seller contained in this Agreement, including the Exhibits and Schedules (as supplemented) thereto, shall be true in all material respects on Closing as though such representations and warranties were made as of such time.

                  7.2 COMPLIANCE. Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed and complied with by it prior to or on Closing.

                  7.3 DUE DILIGENCE RESULTS. Nothing shall have come to the attention of Purchaser or its agents in the course of its due diligence investigation pursuant to Section 9, or otherwise which demonstrates that any of the representations or warranties of Seller is inaccurate or incomplete.

                  7.4 NON-COMPETITION AGREEMENT OF THE SELLER. Seller shall have executed and delivered to Purchaser the Non-Competition Agreement, the execution and delivery of such Agreement being a material inducement to the Purchaser to enter into this Agreement.

                  7.5 EMPLOYMENT AGREEMENTS. Purchaser shall have entered into employment agreements satisfactory to Purchaser in its sole and absolute discretion with Antoinette Barrett and Joanne Christman.

         8. CONDITIONS TO SELLER'S OBLIGATIONS. Seller's obligations hereunder are subject to the fulfillment prior to or on Closing of each of the following conditions, the performance of any of which may be waived in writing by Seller.

                  8.1 REPRESENTATIONS AND WARRANTIES TRUE ON CLOSING. Purchaser's representations and warranties, contained in this Agreement, shall be true in all material respects on Closing as though such representations and warranties were made as of such time.

                  8.2 COMPLIANCE. Purchaser shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed and complied with by Purchaser prior to or on Closing.

         9. INVESTIGATION OF SELLER'S RECORDS. Purchaser may at any time prior to Closing, through its representatives, accountants, or counsel, make such investigation of Seller's records relating to the Business as Purchaser deems reasonably necessary or advisable, and its representatives shall have access to both Seller's premises as is mutually agreeable and to such books, records and documents as Purchaser shall reasonably request. Purchaser shall be furnished such operating data and other information as it may reasonably request. Such investigation shall be at Purchaser's expense.

         10. CONFIDENTIALITY. Seller and Purchaser agree that this Agreement and the transactions contemplated by this Agreement, as well as any other agreements between the Seller and the Purchaser with respect to the transactions contemplated by this Agreement, and any information provided to Purchaser by Seller regarding the properties subject to this Agreement or regarding the transactions contemplated by this Agreement, shall be held in strict confidence by each party hereto prior to the Closing; provided, however that Seller and Purchaser agree that the confidentiality required by this Section 10 shall not be breached as a result of any filings made prior to the Closing by Purchaser with the Securities and Exchange Commission.

         11. TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time prior to Closing: (a) by unanimous consent of Seller and Purchaser; or (b) by Purchaser if, as a result of its investigation made pursuant to Section 9, Purchaser in its sole discretion determines not to proceed to Closing on this Agreement. Except as otherwise provided herein, termination of this Agreement pursuant to this Section 11 shall terminate all obligations of the parties hereunder.

         12.      INDEMNIFICATION.

                  12.1 INDEMNIFICATION BY SELLER. In addition to any other indemnification contained in this Agreement, Seller covenants and agrees with Purchaser to indemnify Purchaser, its directors, officers, shareholders, and lenders, their successors and assigns, and hold them harmless from, against, and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages, and expenses (including interest which may be imposed in connection therewith, court costs, and reasonable fees and disbursements of counsel) (collectively, "Damages"), incurred by any of them in connection with:

                  (a) any misrepresentation, omission, or breach of any of the representations, warranties, covenants, or agreements made by Seller in this Agreement, in the Exhibits or Schedules hereto, or any agreements delivered in connection with the transactions contemplated hereby;

                  (b) the Retained Liabilities; or

                  (c) any personal injury or property damage occurring on the properties set forth on Schedule 1.1 hereof arising solely from the negligence or willful misconduct of Seller, its employees, agents or vendors.

                  12.2 INDEMNIFICATION BY PURCHASER. In addition to any other indemnification contained in this Agreement, Purchaser covenants and agrees with Seller to indemnify Seller, its directors, officers, shareholders, and lenders, their successors and assigns, and hold them harmless from, against, and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages, and expenses (including interest which may be imposed in connection therewith, court costs, and reasonable fees and disbursements of counsel) (collectively, "Damages"), incurred by any of them in connection with:

                  (a) any misrepresentation, omission, or breach of any of the representations, warranties, covenants, or agreements made by Purchaser in this Agreement or in any agreement delivered in connection with the transactions contemplated hereby;

                  (b) the Assumed Liabilities; or

                  (c) any personal injury or property damage occurring on the properties set forth on Schedule 1.1 hereof arising solely out of the negligence or willful misconduct of Purchaser, its employees, agents or vendors.

                  12.3 RIGHT TO DEFEND, ETC. Within seven (7) days after the written assertion against an Indemnified Party by a third person of a claim or liability which would entitle the Indemnified Party to Damages, the Indemnified Party shall give written notice of the claim to the party obligated to indemnify it ("Indemnifying Party"). Failure to give such notice, or any delay prejudicial to the interests of the Indemnifying Party, shall relieve the Indemnifying Party of any obligation of indemnification with respect to such claim or liability to the extent the Indemnifying Party is in fact prejudiced by such failure or delay. Upon receipt of timely notice, the Indemnifying Party shall undertake the responsibility for the defense of such claim, at its own expense. If, within seven (7) days after delivery of the notice of claim by the Indemnified Party, the Indemnifying Party fails to advise the Indemnified Party of its agreement to contest and defend against any such claim, or if the Indemnifying Party does not participate in such litigation, proceedings, or settlement negotiations, for any reason, then the Indemnified Party shall have the right, at the Indemnifying Party's expense, to take such action as it deems appropriate to defend, contest, settle, or compromise any such claim or liability, and the Indemnifying Party agrees to be bound by any and all rulings, judgments, compromises, and settlements reached by the Indemnified Party in good faith, in the same manner as if it has participated therein.

                  12.4 PAYMENT.

                  (a) Each Indemnifying Party agrees to reimburse each Indemnified Party within thirty (30) days after presentation of an itemized statement of Damages incurred by such Indemnified Party.

                  (b) If payment is not made within such thirty (30) day period, the Indemnified Party may offset such Damages against any amounts owed by it to the Indemnifying Party.

                  12.5 SETTLEMENT. Except as otherwise provided in this Agreement, no Indemnified Party shall be entitled to indemnification under this
Section 12 if such Indemnified Party voluntarily makes any payment in respect of, settles, or offers to settle, or consents to any compromise or admits liability with respect to, any third-party claim without the prior consent (which consent shall not be unreasonably withheld) of the Indemnifying Party.

         13. REMEDIES FOR BREACH OF CONTRACT. In the event of a threatened breach by Purchaser or Seller of any of the provisions of this Agreement, the party not threatening to breach shall be entitled to injunctive relief, in whole or in part and from time to time, as more fully described below. Except as otherwise expressly set forth in this Agreement, in the event of one or more breaches by Purchaser or Seller of any of the provisions of this Agreement or the Assignment and Assumption Agreement, the non-breaching party shall be entitled to (a) injunctive relief, in whole or in part and from time to time, as more fully described below, and (b) actual damages, in an aggregate amount not to exceed the Purchase Price. The parties acknowledge that remedies at law for any breach by Purchaser or Seller of the provisions of this Agreement will be inadequate and, accordingly, that the non-breaching party shall, in addition to all other available remedies (including, without limitation, seeking such monetary damages as can be shown to have been sustained by reason of such breach, subject to the limitation set forth in the preceding sentence), be entitled to injunctive or other equitable relief without being required to post bond or other security of any character, and without having to prove or otherwise establish the inadequacy of available remedies at law for the breach hereof by the breaching party; and the Purchaser and Seller further agree that neither shall plead or otherwise defend any claim of breach or threatened breach on grounds of adequate remedy at law in an action by the non-breaching party for injunctive relief. Injunctive relief and the right to seek actual damages (subject to the limitation set forth above) shall be cumulative and nonexclusive remedies and shall be in addition to any other remedy to which a non-breaching party hereunder is entitled, subject to the aforesaid limitation on the amount of damages.

         14.      FINANCIAL STATEMENTS.

                  Seller has delivered to Purchaser true and correct copies of:

                           (i) a balance sheet relating to the business of
Seller as at December 31, 1996 and statements of income and expenditures for the fiscal period then ended; and

                           (ii) a balance sheet relating to the business of
Seller as at April 30, 1997 and statements of income and expenditures for the period then ended.

                  Seller shall deliver to Purchaser as soon as practicable after Closing a balance sheet relating to the Business as at May 31, 1997 and statements of income and expenditures for the period then ended.

         15. RISK OF LOSS. If, prior to Closing, furniture located pursuant to the rental contract between Seller and Cort in units on the properties subject to this Agreement is destroyed or damaged, such loss shall be borne, as between Purchaser and Seller, solely by Seller.

         16. SALES TAXES. Seller shall pay or have reduced from the Purchase Price otherwise payable to Seller all sales, transfer, excise and documentary taxes, and all recordation and filing fees, if any, payable in connection with the transactions contemplated hereby.

         17.      MISCELLANEOUS.

                  17.1 GOVERNING LAW; VENUE. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement will be governed by the internal laws, and not the law of conflicts, of the State of California. The parties hereto further agree that any action brought to enforce any right or obligation under this Agreement shall be subject to the exclusive jurisdiction of the Courts of the State of California.

                  17.2 TIME IS OF THE ESSENCE. Time is material and of the essence with regard to the performance of all obligations and the payment of all sums pursuant to this Agreement.

                  17.3 EXPENSES. Each party will pay all of its expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated by this Agreement. Expenses incurred in connection with the Deposit shall be paid fifty percent (50%) by the Purchaser and fifty percent (50%) by the Seller.

                  17.4 HEADINGS. The headings set forth herein are for convenience only and shall not be used in interpreting the text of the sections in which they appear.

                  17.5 INCORPORATION OF EXHIBITS AND SCHEDULES. Each of the Exhibits and Schedules attached hereto is by this reference incorporated herein and made a part of this Agreement.

                  17.6 NOTICES. Any notice or other communication required, permitted or desirable hereunder, shall be sufficiently given if sent to a party by facsimile to the facsimile number shown below for such party and if sent to a party by certified United States Mail to the address shown below for such party.

                  SELLER:           Vicki Mullins
                                    Prom Management Group, Inc.
                                    350 Bridge Parkway
                                    Redwood, California 94065-1517
                                    Facsimile Number: (415) 596-5377

                  With Copy To:     Phil Levine, Esq.
                                    Morrison and Foerster, LLP
                                    755 Page Mill Road
                                    Palo Alto, California 94304
                                    Facsimile Number: (415) 494-0792

                  PURCHASER:       Gary R. Abrahams, President
                                   ExecuStay, Inc.
                                   7595 Rickenbacker Drive
                                   Gaithersburg, MD  20879
                                   Facsimile Number:  (301) 948-7118

                  With Copy To:    John T. Kramer, Esq.
                                   Dorsey & Whitney LLP
                                   220 South Sixth Street
                                   Minneapolis, MN 55402
                                   Facsimile Number:  (612) 340-8738

                  17.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

                  17.8 NO ASSIGNMENT WITHOUT APPROVAL. This Agreement shall not be assigned by either the Purchaser or the Seller without the prior written approval of the other.

                  17.9 ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules attached hereto, sets forth the entire agreement and understanding of the parties, and there are no other prior or contemporaneous written or oral agreements, undertakings, promises, warranties, or covenants not specifically referred to, attached hereto or contained herein. This Agreement cannot be waived, modified or changed except by a writing signed by all of the parties hereto.

                  17.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and/or by facsimile signature, any one of which need not contain the signatures of more than one party, but each of which shall constitute an original and all such counterparts taken together shall constitute one and the same instrument.

                  17.11 ATTORNEYS' FEES. In any action brought by either the Purchaser or Seller in connection with this Agreement and the transactions contemplated hereby, the prevailing party in such action shall be entitled to recover from the other party reasonable attorneys' fees, costs and expenses.

                  17.12 RIGHT TO REVIEW. Purchaser agrees that Seller has the right to review that portion of the Registration Statement on Form S-1 ("Registration Statement") proposed to be filed by Purchaser with the Securities and Exchange Commission describing this Agreement and the transactions contemplated hereby prior to the filing of the Registration Statement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the day and year first above written.

PURCHASER                                    SELLER



EXECUSTAY, INC., a Maryland
corporation                                  PROM MANAGEMENT GROUP,
                                             INC., a California corporation dba
                                             Maxim Property Management

By:      /s/ Gary R. Abrahams                By:  /s/ Vicki R. Mullins
         --------------------------               ------------------------------
         Gary R. Abrahams                         Vicki R. Mullins
         President                                Executive Vice President and
                                                  Chief Financial Officer

                                             PROM X, INC., a California
                                             corporation dba The Corporate
                                             Living Network

                                             By:  /s/ Vicki R. Mullins
                                                  ------------------------------
                                                  Vicki R. Mullins
                                                  Assistant Secretary